UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

YuMe, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED MARCH 25, 2016

YUME, INC.

1204 Middlefield Road
Redwood City, California 94063

[●] [●], 2016

Dear Stockholder:

You are cordially invited to attend the YuMe, Inc. (the “Company”) Annual Meeting of Stockholders on [●], [●] 2016 at [●] a.m., local time (the “Annual Meeting”). ●The Annual Meeting will be held at [●].

The formal notice of the Annual Meeting and the proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the Annual Meeting. Also included is a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our Board of Directors.

Important information about the matters to be acted upon at the Annual Meeting is included in the notice and proxy statement.

Your vote will be especially important at the Annual Meeting. As you may have heard, VIEX Opportunities Fund, LP (together with its affiliates and related parties, “VIEX”) has provided notice of its intent to nominate a slate of two nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors.

After due consideration, the Board of Directors recommends that you vote FOR the election of all of the Board’s nominees, FOR the ratification of auditors, and AGAINST the shareholder proposal to declassify the Board of Directors. The Board of Directors urges you not to sign or return any gold proxy card sent to you by VIEX. If you have previously submitted a proxy card sent to you by VIEX, you can revoke that proxy and vote for the Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

All holders of record of outstanding shares of our common stock at the close of business on March 31, 2016 are entitled to vote at the Annual Meeting.

Your shares cannot be voted unless you vote your proxy or attend the Annual Meeting in person. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the proxy statement, please vote as soon as possible by following the instructions included on your WHITE proxy card to vote by Internet, by telephone or by mail. Mailing your completed WHITE proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Jayant Kadambi
Chief Executive Officer

YUME, INC.
1204 Middlefield Road
Redwood City, California, 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2016

The Annual Meeting of Stockholders of YuMe, Inc., a Delaware corporation (the “Company”), will be held on [●], [●], 2016 at [●] a.m. local time at [●] (the “Annual Meeting”) for the following purposes:

1.	To elect the two Class III director nominees named herein to hold office until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.

To ratify the selection by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016.

3.	To vote on the advisory stockholder proposal to declassify the Board of Directors.

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the accompanying proxy statement.

The record date for the Annual Meeting is [●]. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the Annual Meeting.

Please note that VIEX Opportunities Fund, LP (together with its affiliates and related parties, “VIEX”) has notified us that it intends to propose two nominees for election as directors to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from VIEX, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to VIEX or its nominees contained in solicitation materials filed or disseminated by or on behalf of VIEX or any other statements VIEX may make.

After careful consideration, the Board of Directors does not endorse the VIEX nominees and recommends that you vote on the WHITE proxy card or voting instruction form “FOR ALL” of the nominees proposed by the Board of Directors. The Board of Directors also urges you to vote “AGAINST” the VIEX proposal for a declassified board structure. The Board of Directors urges you not to sign or return any gold proxy card sent to you by VIEX. If you have previously submitted a proxy card sent to you by VIEX, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

By Order of the Board of Directors

Redwood City, CA [●] [●], 2016	Paul T. Porrini Executive Vice President, General Counsel and Secretary

This Notice and accompanying Proxy Statement will be distributed to stockholders beginning on or about [●], 2016.

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

If you have questions or need assistance voting your shares please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders in the U.S. and Canada please call toll-free: (888) 750-5834

Stockholders in other locations please call: + (412) 232-3651

Banks and Brokers may call collect: (212) 750-5833

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING TO BE HELD
ON [●], 2016

The Company's Proxy Statement for the Annual Meeting and the Company's Annual Report on Form 10-K for the year ended December 31, 2015 are available at www.yume.com.

Equity Compensation Plan Information	37

Post-Employment Compensation	38

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2015	39

TRANSACTIONS WITH RELATED PARTIES	41

ADDITIONAL INFORMATION	42

HOUSEHOLDING OF PROXY MATERIALS	43

OTHER MATTERS	43

APPENDIX A	44

YUME, INC.

1204 Middlefield Road
Redwood City, CALIFORNIA, 94063

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on [●], 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of YuMe, Inc., is soliciting proxies for our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on [●] , [●], 2016 at [●] a.m., local time, at [●].

The proxy materials, including this proxy statement, WHITE proxy card and our 2015 Annual Report on Form 10-K, are being distributed and made available on or about [●], 2016. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In this proxy statement the terms “YuMe,” “the Company,” “we,” “us,” and “our” refer to YuMe, Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these materials?

We have distributed these proxy materials to you beginning on or about [●], 2016 in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. If at the close of business on [●] (the “Record Date”) you were a stockholder of record or held shares of the YuMe’s common stock through a broker, bank or other nominee, you are eligible to vote.

How do I attend the Annual Meeting?

The Annual Meeting will be held on [●], [●], 2016 at [●] a.m. local time at [●]. Information on how to vote in person at the Annual Meeting is discussed below.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of two Class III directors to the Board to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

3.	VIEX Proposal to declassify the Board.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board's nominees?

Yes. VIEX Opportunities Fund, LP (together with its affiliates and related parties, “VIEX”) has notified us that it intends to nominate two nominees for election to the Board at the Annual Meeting in opposition to the nominees recommended by the Board. The Board does NOT endorse the VIEX nominees and recommends that you vote FOR ALL of the nominees proposed by the Board by using the WHITE proxy card accompanying this Proxy Statement. The Board urges you not to sign or return any gold proxy card sent to you by VIEX. If you have previously submitted a proxy card sent to you by VIEX, you can revoke that proxy and vote for the Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

How does the Board recommend that I vote?

The Board recommends that you vote your shares on the WHITE proxy card as follows:

•	FOR both Class III director nominees named in this Proxy Statement to hold office until our 2019 Annual Meeting of Stockholders;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

•	AGAINST the VIEX advisory proposal to declassify the Board.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were [●] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by signing, dating and returning the accompanying WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank or other nominee rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other nominee. The broker, bank, or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to instruct your broker, bank, or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank, or other nominee.

Given the contested nature of the election, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed WHITE proxy card or voting instruction form to your broker, bank, or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions by Internet or by telephone, you may vote that way as well.

Does my vote matter?

YES. Stockholder action is required to elect members of the Board, and to approve other important matters. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for the Company to conduct business at the Annual Meeting, a quorum of stockholders (consisting of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting, excluding treasury shares) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies. This is an expensive and time-consuming process that is not in the best interests of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote. Your vote will be especially important at the Annual Meeting this year in light of VIEX’s notice to us that it intends to nominate two nominees for election as directors to the Board in opposition to the nominees recommended by our Board.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the WHITE proxy card. To use an alternative voting procedure, follow the instructions on each WHITE proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the WHITE proxy card, over the telephone, or on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
●

To vote using the WHITE proxy card sign and date the accompanying WHITE proxy card and return it promptly in the pre-paid envelope provided. If you return your signed WHITE proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the Internet or by telephone, follow the instructions included on your WHITE proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from YuMe. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date, which is [●].

What if another matter is properly brought before the Annual Meeting?

VIEX has notified us of its intent to propose a resolution at the Annual Meeting that, if approved, would ask the Board “to take steps to declassify the board.” This proposal is referred to as the “VIEX Proposal.” The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement and the possible submission of the VIEX Proposal.

The VIEX Proposal, if approved, would require that the Board take steps to declassify the Board such that, once fully declassified, all directors stand for election on an annual basis. The VIEX Proposal was not submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and VIEX did not seek to have the VIEX Proposal included in this Proxy Statement. Accordingly, the VIEX Proposal may be presented at the Annual Meeting but is not included in this Proxy Statement. If the VIEX Proposal is presented at the Annual Meeting, then to the extent permitted by applicable rules, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the VIEX Proposal. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment. The Board recommends you use the WHITE proxy card to vote AGAISNT the VIEX Proposal.

What if I return a WHITE proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated WHITE proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the election of the Board’s two nominees for director and “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Additionally, if the VIEX Proposal (as discussed above) is presented at the Annual Meeting, if you have not made a voting selection for the VIEX Proposal, the proxy holders intend to vote “Against” the VIEX proposal. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is soliciting my proxy and paying for this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding shares of our common stock beneficially owned by others in street name so that they may forward these proxy materials to the beneficial owners, and may reimburse these banks, brokerage houses and other agents for the cost of forwarding proxy materials.

We have retained the services of Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Innisfree estimates that approximately 25 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. We expect to pay Innisfree customary fees, estimated not to exceed approximately $185,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Our aggregate expenses related to the solicitation, including those of Innisfree as well as for printing and mailing materials to our stockholders, in excess of those normally spent for an annual meeting of stockholders as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[●] of which approximately $[●] has been spent to date. We have agreed to indemnify Innisfree against certain liabilities relating to or arising out of their engagement.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, our investor relations website, or otherwise by directors, officers, and other employees of YuMe, but such directors, officers, or other employees for these services will not receive additional compensation. Appendix A sets forth information relating to certain of our directors, officers, and employees who are considered “participants” in this proxy solicitation under SEC rules by reason of their position or because they may be soliciting proxies on our behalf.

What should I do if I receive a proxy card from VIEX?

VIEX has notified us that it intends to nominate two nominees for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by the Board. VIEX has also notified us of its intent to put forth the VIEX Proposal. If VIEX proceeds with its alternative nominations and the VIEX Proposal, you may receive proxy solicitation materials from VIEX, including an opposition proxy statement and proxy card. YuMe is not responsible for the accuracy of any information contained in any proxy solicitation materials used by VIEX or any other statements that it may otherwise make.

The Board does not endorse the VIEX nominees and recommends that you disregard any proxy card or solicitation materials that may be sent to you by VIEX. The Board also recommends you use the WHITE proxy card to vote AGAISNT the VIEX Proposal.

Voting to “WITHHOLD” with respect to any of the VIEX nominees on its proxy card is not the same as voting for the Board's nominees because a vote to “WITHHOLD” with respect to any of the VIEX nominees on its proxy card will revoke any proxy you previously submitted. Similarly, if you use the VIEX proxy card to vote against the VIEX proposal, you will revoke any proxy you previously submitted. If you have already voted using the VIEX proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. See “Can I change my vote after submitting my proxy?” below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

What does it mean if I receive more than one set of proxy materials with a WHITE proxy card?

It generally means your shares are registered differently or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all the shares you own, you must sign and return all of the WHITE proxy cards or follow the instructions for any alternative voting procedure on each of the WHITE proxy cards you receive. Each WHITE proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each WHITE proxy card in the return envelope that accompanied that WHITE proxy card.

If VIEX proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from VIEX, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the WHITE proxy cards. See “What do I do if I receive a proxy card from VIEX?” above for more information.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

•	You may send a timely written notice that you are revoking your proxy to YuMe's Secretary at 1204 Middlefield Road, Redwood City, CA 94063.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you have previously signed a proxy card sent to you by VIEX, you may change your vote by voting by Internet or by telephone by following the instructions on your WHITE proxy card, or by signing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a proxy card sent to you by VIEX will revoke votes you have previously made using YuMe’s WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are abstentions?

Abstentions are shares present at the Annual Meeting that are voted “ABSTAIN” on any particular proposal. Abstentions are counted for the purpose of determining whether a quorum is present.

What are “broker non-votes”?

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal.

In an uncontested situation, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors (Proposal No. 1).

Given the contested nature of the election, the rules of the New York Stock Exchange governing brokers' discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not.

If your shares are held in street name by a broker, bank or other nominee, it is critical that you cast your vote and instruct your broker, bank, or other nominee on how to vote if you want your vote to count at the Annual Meeting. If your shares are held in street name and you do not instruct your broker, bank, or other nominee how to vote on the proposals to be voted on at the Annual Meeting, no votes will be cast on your behalf.

Broker non-votes, if any, will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the proposals to be voted on at the Annual Meeting and will not be counted in determining the number of shares necessary for approval.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors to serve until the 2019 Annual Meeting of Stockholders, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•

For Proposal 2, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, approval requires that the proposal receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you choose to “Abstain” on Proposal 2, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal 3, approval requires that the proposal receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you choose to “Abstain” on Proposal 3, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published, if available, in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to report preliminary results, and to file an additional Form 8-K to report the final results within four business days after the final results are known to us.

Background to Potential Contested Solicitation

On March 4, 2016, the Company received a notice from VIEX of its intent to nominate two director candidates for election to the YuMe Board at the Annual Meeting, in opposition to the nominees recommended by our Board. The key events and significant contacts between the Company and VIEX are outlined below.

On September 17, 2015, our Chairman and Chief Executive Officer, Jayant Kadambi, and our Vice President of Investor Relations, Gary J. Fuges, met with VIEX portfolio manager Eric Singer at the Deutsche Bank Technology Conference in Las Vegas, Nevada. Mr. Singer disclosed that his funds owned slightly less than five percent of the Company’s outstanding shares, and that the Company should expect a Schedule 13D filing in the next few days.

On October 7, 2015, VIEX filed a Schedule 13D disclosing its aggregate ownership of 1,796,937 shares of YuMe common stock, or 5.2 percent of our outstanding shares. Also on this date, Mr. Singer sent an email to Mr. Kadambi to request a call to discuss the Schedule 13D filing.

On October 8, 2015, Mr. Kadambi responded to Mr. Singer’s email.

On November 5, 2015, in an amended Schedule 13D filing, VIEX disclosed aggregate ownership of 2,431,294 shares of YuMe common stock, or 7.1 percent of the outstanding shares.

On November 5, 2015, the Company released its financial results for the quarter ended September 30, 2015 and conducted its scheduled conference call with analysts.

On November 9, 2015, per Mr. Singer’s request, Mr. Kadambi spoke with Mr. Singer over the phone to address any questions regarding the Company’s third quarter 2015 financial results.

On November 10, 2015, Lead Independent Director, Dan Springer met with Mr. Singer to communicate that the Board had a clear understanding of Mr. Singer’s previously-stated positions.

On November 19, 2015, in an amended Schedule 13D filing, VIEX disclosed aggregate ownership of 4,502,930 shares of YuMe common stock, or 13.1 percent of the outstanding shares.

On December 9, 2015, Mr. Singer emailed Mr. Fuges to request a call with Mr. Kadambi. Mr. Kadambi and Mr. Singer spoke later that morning.

On December 19, 2015, Mr. Singer emailed Mr. Kadambi requesting a response to his self-tender request and a curtailment of expenses.

On December 22, 2015, Mr. Fuges, on behalf of Mr. Kadambi, emailed Mr. Singer to address his December 19, 2016 inquiry.

On December 30, 2015, in an amended Schedule 13D filing, VIEX disclosed aggregate ownership of 4,893,240 shares of YuMe common stock, or 14.2 percent of outstanding shares.

On January 8, 2016, Mr. Singer emailed Mr. Kadambi to request a call. Later that day, Mr. Fuges called Mr. Singer and offered to schedule a meeting for Mr. Singer with Mr. Kadambi the following week in New York, as Company management was scheduled to present at the Needham Growth Conference in New York on January 12, 2016

On January 13, 2016, Mr. Kadambi and Mr. Fuges met with Mr. Singer at the Needham Growth Conference.

On February 11, 2016, in an amended Schedule 13D filing, VIEX disclosed aggregate ownership of 5,299,503 shares of YuMe common stock, or 15.4 percent of the outstanding shares.

On February 18, 2016, the Company released its financial results for the quarter and year ended December 31, 2015 and announced a $10 million share repurchase program it intended to complete over the following twelve months.

On that date, Mr. Singer exchanged emails with Mr. Springer regarding the Company’s quarterly results, guidance and its Cash Incentive Plan. Mr. Springer then copied Mitchell Habib, Chairman of the Board’s Compensation Committee, and Paul Porrini, our General Counsel and Corporate Secretary.

On February 19, 2016, Mr. Kadambi and Mr. Fuges hosted a previously-scheduled call for Mr. Singer to review the financial results released the previous afternoon. Mr. Singer expressed disappointment in the guidance, and stated that he still intended to nominate two new directors, and that he wished to conduct a proxy contest and would not be interested in settling.

Also on February 19, 2016 Mr. Singer emailed Mr. Springer with a list of statements Mr. Kadambi had made on YuMe quarterly earnings calls since November 2013.

On March 4, 2016, in an amended Schedule 13D filing, VIEX disclosed aggregate ownership of 5,379,831 shares of YuMe common stock, or 15.6 percent of the outstanding shares. VIEX also delivered a letter to the Board nominating Elias N. Nader and Mr. Singer for election to the Board at the Annual Meeting. The letter also included an advisory stockholder proposal requesting that the Board take the necessary steps to declassify the Board so that all directors are elected on an annual basis.

Later on March 4, 2016, the Company issued a press release commenting on VIEX’s amended Schedule 13D and letter in which the Company stated its openness to constructive input from all of its stockholders and cited its constructive dialogue in 2015 with its then-largest stockholder to evaluate and appoint the stockholder’s candidate for the Board. The Company also stated the intention of its Board and Nominating and Governance Committee to evaluate VIEX’s proposed director nominees.

On March 10, 2016, Mr. Kadambi and Mr. Singer spoke telephonically. Mr. Singer expressed he had no intention of seeking a settlement with the Company outside of the Company accepting all of his demands.

On March 14, 2016, Mr. Porrini contacted VIEX’s legal counsel to begin the evaluation process of VIEX’s nominees in accordance with the Company’s usual practice as set forth in its March 4, 2016 press release. Specifically, Mr. Porrini requested that the nominees complete the Company’s standard director and officer questionnaire and make themselves available for interviews with the Board’s Nominating and Governance Committee.

On March 15, 2016, VIEX responded to Mr. Porrini in a letter that stated that this screening process should not be necessary, and that prior to completing the standard questionnaire and making the nominees available, the Company and VIEX would need to reach a settlement that included the appointment of VIEX’s nominees and the Company’s agreement to submit to a binding proposal to declassify the Board at the Annual Meeting.

On March 18, 2016, VIEX filed its preliminary proxy statement with the Securities and Exchange Commission.

PROPOSAL 1

ELECTION OF DIRECTORS

Number of Directors; Board Structure

The Board is divided into three classes. Each class consists of, as closely as possible, one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified. The term of the current Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2017 Annual Meeting of Stockholders and the term of the Class II directors expires at the 2018 Annual Meeting of Stockholders.

Nominees

The Board has nominated the nominees listed below as Class III directors, to serve until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. Our Board nominees are the two newest members of our Board, both having been appointed in 2015 after constructive dialogue with, and referrals from, our stockholders. Both of our Board nominees are independent and have deep relevant prior operational experience directly related to our industry that complements the operational, financial and industry experience of our other directors. Our nominees were selected for appointment to the Board in 2015 following a thorough search process and constructive dialogue with our then largest stockholder. Prior to their selection and appointment, the nominees fully engaged in the Company’s vetting process including participation in several interviews and completion of the Company’s standard director questionnaire.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at a meeting. The two nominees receiving the highest number of affirmative votes will be elected. Proxies may not be voted for more than two directors. Shares represented by duly executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company if a vacancy would exist. The Board recommends that you vote on the enclosed WHITE proxy card or voting instruction form “FOR ALL” of the Board's nominees for election.

Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

Craig Forman, Age 54

Mr. Forman has been a member of the Board since he was appointed to the Board in July 2015 following a thorough vetting process and constructive dialogue with our stockholders.  Mr. Forman is a private investor and entrepreneur, and a former media, technology and telecommunications executive. Mr. Forman has also served as a telecommunications and technology industry executive, most recently as President of EarthLink Inc.’s consumer access and audience division, until 2009. Prior to joining EarthLink in 2006, Mr. Forman served as the vice president and general manager for Yahoo! Inc.’s media and information divisions, overseeing Yahoo! News, Yahoo! Sports and Yahoo! Finance. Prior to joining Yahoo, Mr. Forman led internet and new media divisions at Time Warner, was vice president for product management at the search engine Infoseek, and was director and editor of international business information services for Dow Jones. Since 2009, Mr. Forman has served as a director on a variety of public and private company boards. Mr. Forman is currently a member of the boards of directors of Digital Turbine, Inc., a mobile advertising and content software company (NASDAQ: APPS), McClatchy Co., a newspaper and information company (NYSE: MNI) and Yellow Media Ltd. (TSE:Y), a digital media and marketing solutions company. Mr. Forman served as executive chairman of WHERE, Inc., a leading mobile-advertising technology network acquired by eBay Inc., in 2011. Mr. Forman holds an AB degree from the Woodrow Wilson School of Public & International Affairs of Princeton University and a Masters of Law from Yale Law School. The Board believes that Mr. Forman’s depth of knowledge and experience with our Company, his other board service and his vast industry experience in the areas of networks, media and advertising, complement the experience and qualifications of the other directors on our Board and enable him to make valuable contributions to the Board.

Derek Harrar, Age 45

Mr. Harrar was nominated for our Board by our then largest stockholder and has served as a member of the Board since he was appointed in October 2015 following thorough vetting process constructive dialogue with our stockholders. From 2010 to the present, Mr. Harrar serves as an advisor to private equity firms and their portfolio companies on technology, media and telecom investing and operating strategies. Mr. Harrar previously served as an executive at Comcast Corporation in several roles, including Senior Vice President and General Manager, Video Services, from 2007 to 2010; Vice President, Video Product Management, from 2006 to 2007; Vice President, Subscriber Equipment, from 2005 to 2006, and Vice President, Business Development from 2004 to 2005. Prior to joining Comcast, Mr. Harrar was Co-Founder and Vice President, Business Development at MegaSense, Inc., a developer of photonic micro-modules and micro-subsystems, and an investment banker with Morgan Stanley in Silicon Valley, California from 2001 to 2003 and New York, New York from 1993 to 2000. Since January 2014, Mr. Harrar has served on the board of directors of Brightcove, Inc., a global provider of cloud services for video delivery and monetization. Mr. Harrar holds a B.S. in Administration and Accounting from Washington and Lee University. The Board believes that Mr. Harrar's depth of knowledge and experience with our Company, his other board service and his vast industry experience in the areas of networks, media and video delivery, complement the experience and qualifications of the other directors on our Board and enable him to make valuable contributions to the Board.

Board Recommendation.   The Board recommends that you vote on the enclosed WHITE proxy card or voting instruction form “FOR ALL” of the Board's nominees for election: Craig Forman and Derek Harrar.

Background to the Board's Recommendation in Favor of its Nominees.   The Nominating and Governance Committee and the Board consider a number of factors and principles in determining the slate of director nominees for election to the Board. In particular, the Nominating and Governance Committee and the Board sought to evaluate and select the nominees according to the following criteria:

•	high standards of personal integrity;
•	diverse personal and professional backgrounds;
•	industry and operational experience;
•	relevant expertise upon which to be able to offer advice and guidance to management;
•	sufficient time to devote to the affairs of the Company;
•	demonstrated excellence in his or her field with an ability to exercise sound business judgment; and
•	commitment to the long-term interests of the Company's stockholders.

The Nominating and Governance Committee and Board have evaluated each of Mr. Forman and Mr. Harrar as well as each of VIEX’s proposed nominees against the factors and principles YuMe uses to select nominees for director. Based on this evaluation, our Nominating and Governance Committee and the Board concluded that it is in the best interests of YuMe and its stockholders to vote “FOR ALL” of the Board's nominees to continue to serve as a director of YuMe.

The Board does not endorse the VIEX nominees and urges you not to sign or return any gold proxy card that may be sent to you by VIEX. Voting to “WITHHOLD” with respect to any of the VIEX nominees on its proxy card is not the same as voting for the Board's nominees because a vote to “WITHHOLD” with respect to any of the VIEX nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the VIEX proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by signing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. See “Can I change my vote or revoke my proxy?” above for more information. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

The following is a brief biography of each director whose term will continue after the Annual Meeting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Jayant Kadambi, Age 50

Mr. Kadambi is a founder of our Company; he has served as our President since August 2008, our Chief Executive Officer since August 2011, and as a member of the Board since our inception in December 2004. Prior to co-founding YuMe, Mr. Kadambi was Vice President, Research and Development of Netopia, Inc., a publicly-held manufacturer of DSL equipment and service provider for Internet service providers and carriers. He was a co-founder of StarNet Technologies, Inc., a voice over DSL company, which was acquired by Netopia, Inc. in 1999. Prior to co-founding StarNet, Mr. Kadambi held various technical and marketing positions in Advanced Micro Devices, Inc.’s networks division and AT&T Bell Labs, where he worked on high-speed LAN systems, hardware and DSL technologies. Mr. Kadambi received his B.S.E.E. and Masters in Electrical Engineering from Rensselaer Polytechnic Institute. The Board believes that Mr. Kadambi's depth of experience with our Company and his industry experience in areas of networking, hardware architecture and semiconductors allow him to make valuable contributions to the Board.

Ayyappan Sankaran, Age 54

Mr. Sankaran is a founder of our Company; he has served as our Chief Technology Officer since August 2008 and has been Vice President, Engineering and a member of the Board since our inception in December 2004. Mr. Sankaran was named Executive Vice President, Engineering and Chief Technology Officer in April 2013. Prior to co-founding YuMe, Mr. Sankaran was Director of Software Development at Netopia, Inc., a publicly-held manufacturer of DSL equipment and service provider for Internet service providers and carriers. He was a co-founder of StarNet Technologies, a voice-over-DSL company, which was acquired by Netopia in 1999. Prior to co-founding StarNet, Mr. Sankaran held various technical positions at Octel Communications (acquired by Lucent Technologies), Abbott Labs and Ready Systems. Mr. Sankaran holds a B.S.E.E. from the College of Engineering, Madras, India and a Masters in Electrical Engineering from the University of Texas. The Board believes that Mr. Sankaran's depth of experience with our Company and his industry experience in software architecture, design and development in real time embedded systems and voice and data networks allow him to make valuable contributions to the Board.

Daniel Springer, Age 52

Mr. Springer has been a member of the Board since October 2013. Since May 2015, Mr. Springer has been serving as Operating Partner of Advent International, a global private equity investor.  From April 2004 to April 2014, Mr. Springer was the Chief Executive Officer and a member of the board of directors of Responsys Inc., a publicly held provider of email and cross-channel marketing solutions. Oracle Corporation acquired Responsys Inc. in February 2014. Prior to joining Responsys Inc., Mr. Springer served as the Managing Director of Modem Media, Inc., the Chief Executive Officer of Telleo, Inc., and Chief Marketing Officer of NextCard, Inc. He also has previous experience with McKinsey & Company, Inc., Data Resource, Inc./McGraw-Hill and Pacific Telephone and Telegraph Company. Mr. Springer holds a B.A. in Mathematics and Economics from Occidental College and an M.B.A. from Harvard University. The Board believes that Mr. Springer’s extensive experience as a Chief Executive Officer and a member of several boards of directors allow him to make valuable contributions to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Mitchell Habib, Age 55

Mr. Habib has served as a member of the Board since June 2013. Since June 2014, Mr. Habib has been President and Chief Executive Officer of FCM LLC, a full service consulting firm supporting private equity clients and their portfolio businesses. Mr. Habib was the Chief Operating Officer of Nielsen Holdings N.V. (“Nielsen”), a global information and measurement company, from January 2012 through March 2014. Previously, Mr. Habib served as the Executive Vice President of Nielsen's Global Business Services division from 2007 until December 2011. Prior thereto, Mr. Habib served as Chief Information Officer for certain North American divisions of Citigroup and for several major divisions of General Electric. Mr. Habib holds a B.S. in Journalism and a Masters in Public Administration from the University of Florida. The Board believes that Mr. Habib's extensive managerial experience and experience working with data and information measurement, particularly in connection with media and advertisements, is valuable to the Board.

Adriel Lares, Age 43

Mr. Lares has served as a member of the Board since June 2013. Mr. Lares served as the Chief Financial Officer of Lookout Inc., a security technology company, from February 2012 until July 2015 and remained in an advisory role through November 2015. Previously, Mr. Lares served as the Business Unit Leader of Hewlett-Packard Company's 3PAR division, which provides data storage solutions, from October 2010 until January 2012, and served as the Director of Finance and later the Treasurer and Chief Financial Officer of 3PAR, Inc., a data storage company, from 2001 until it was acquired by Hewlett-Packard Company in September 2010. Mr. Lares previously served as Chief Financial Officer of Techfuel, Inc., a reseller of high-end storage management solutions, a technology investment banker at Morgan Stanley & Co. Incorporated and a Treasury Analyst for the Walt Disney Company. Mr. Lares holds a B.A. in Economics from Stanford University. The Board believes that Mr. Lares’ expertise in finance, including accounting and financial reporting experience, as a Chief Financial Officer and in other finance roles, is valuable to the Board.

Christopher Paisley, Age 63

Mr. Paisley has served as a member of the Board since November 2012. Mr. Paisley has served as the Dean's Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since 2001. Mr. Paisley served as Chief Financial Officer of 3Com Corporation, a computer networking company, from 1985 to 2000. Mr. Paisley also serves on the boards of directors of Ambarella Corporation, a developer of video compression and image processing semiconductors, Equinix, Inc., a provider of network colocation and managed services, Fitbit, a wearables fitness and health company, and Fortinet, Inc., a provider of unified threat management solutions. He previously served as a director of Volterra Semiconductor Corporation, a provider of power management semiconductors, Bridge Bank and Control 4, a home automation company. Mr. Paisley holds a B.A. degree in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles. The Board believes that Mr. Paisley’s expertise in finance, including accounting and financial reporting, experience as a Chief Financial Officer and in other finance roles and currently as a professor in the field of accounting and finance, allow him to make valuable contributions to the Board. Additionally, Mr. Paisley has extensive experience as a public company board member.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm since its audit of the Company's financial statements as of and for the year ended December 31, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company's Bylaws, other governing documents or law do not require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.

The following table represents aggregate fees billed to the Company for the years ended December 31, 2015 and December 31, 2014 by PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

	Year ended December 31,
	2015	2014
	(in thousands)
Audit Fees(1)	$1,190	$1,220
Tax Fees(2)	—	--
All Other Fees(3)	2	7
Total Fees	$1,192	$1,227

(1) Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.

(2) Represents fees for international tax consulting.

(3) Represents access fees for online accounting materials and consultation regarding global equity regulations.

All services and fees described above were approved by the Board or Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with auditor independence requirements of the SEC and the Public Company Accounting Oversight Board, our Audit Committee is responsible for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has authorized its chairman to pre-approve certain services and associated fees up to $100,000, and any pre-approval decisions made pursuant to such delegation shall be reported to the full Audit Committee at its next scheduled meeting following such decision.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

VIEX PROPOSAL RELATING TO BOARD DECLASSIFICATION

VIEX has notified us of its intent to propose a resolution at the Annual Meeting that, if approved, would ask the Board “to take steps to declassify the board.” This proposal is advisory only and is referred to herein as the “VIEX Proposal.”

Proposal Relating To Board Declassification

RESOLVED, that the stockholders of the Company urge the Board to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board and to require that all directors be elected on an annual basis.

Board of Directors Statement

The Board recommends that stockholders vote “AGAINST” the VIEX Proposal relating to Board declassification for the following reasons:

The Board carefully considered the stockholder proposal, including the advantages and disadvantages, and believes, for the reasons noted below, that a classified board structure remains in the best interests of the Company and our stockholders.

CLASSIFIED BOARD PROMOTES CONTINUITY AND LEADERSHIP STABILITY. The Company's classified board is designed to promote continuity and stability of leadership to ensure that, at all times, a majority of the Company's directors have prior experience with, and knowledge of, the Company's operations, management and strategy. Board continuity is especially critical to developing, refining and executing our long-term strategic goals. The classified board structure helps directors to make sound strategic decisions in the long-term best interests of the Company and its stockholders, rather than focusing excessively on short-term results.

CLASSIFIED BOARD LEADS TO HIGH QUALITY DIRECTORS. A classified board can strengthen the Company's ability to recruit high quality directors who are willing to make a significant commitment to the Company and our stockholders for the long-term. The Board believes it is important that directors have the commitment to serve for an appropriate term given the initial and ongoing time investment required to properly understand our operations. This leads to experienced directors who are knowledgeable about our business and can be better positioned to make decisions that are in the best interests of the Company and our stockholders.

THREE-YEAR TERMS ENHANCE OUR BOARD'S INDEPENDENCE AND LONG-TERM STOCKHOLDER FOCUS. The Board also believes that a three-year term enhances the independence of our non-employee directors by providing them with more time to develop their understanding of, and experience with, the Company's business, making them less dependent on the views and perspectives of management. A longer term in office also helps insulate our directors against pressures from special interest groups that may be more focused on short-term results instead of the long-term interests of all stockholders. Our current board structure allows our directors to act independently and not be driven or distracted by concerns over annual nominations or elections, which helps enable them to resist destructive short-term thinking. The Board believes that the freedom to focus on the long-term interests of the Company and our stockholders leads to greater independence, the cornerstone of good corporate governance.

CLASSIFIED BOARD PROVIDES PROTECTION AGAINST POTENTIALLY ABUSIVE, UNFAIR AND INADEQUATE TAKEOVER ATTEMPTS AND MAY LEAD TO HIGHER VALUE TO STOCKHOLDERS IN THE EVENT OF A HOSTILE TAKEOVER. In an unsolicited takeover situation, a classified board can enhance our ability to achieve the best results for all of our stockholders. For example, a classified board structure furthers the ability of our Board to ultimately achieve the best possible outcome for all stockholders by providing the time and leverage necessary for our Board to evaluate and consider the fairness of any takeover proposal, consider alternative proposals, and take appropriate action without being subjected to the undue pressure and threat of an imminent removal of a majority of members of the Board. Without a classified board, a potential acquirer could gain control of our company by replacing a majority of the Board with its own slate of nominees at a single stockholders' meeting and without paying an appropriate premium to our stockholders. While our classified board structure can help achieve and protect stockholder value, protect long-term stockholders from abusive takeover tactics and help safeguard against sudden and disruptive takeover efforts by third parties to quickly take control of the Board, it does not prevent unsolicited takeover proposals or the consummation of such transactions.

CLASSIFIED BOARDS CONTINUE TO BE MORE PREVALENT IN SMALLER COMPANIES LIKE YUME. While board declassification may be a trend within larger market capitalization companies, smaller market capitalization companies continue to utilize a classified board structure. According to FactSet Research, 72% of companies that have completed an initial public offering within the last five years and with a market capitalization under $250 million, have a classified board. This number is compared with 10% of the companies in the S&P 500. Regardless of the size of a company, we believe that each company must make a determination regarding corporate governance in light of its own particular financial and market circumstances. Simply because other companies have decided to remove their classified boards is not, in the Board's judgment, a persuasive reason to do so. Our Board does not believe that there is a single formula for corporate governance and you must take into consideration differences among companies, their management and the industries and markets in which they operate. The Board periodically reviews the Company's existing practices and retains or implements practices that it believes serve the best interests of the Company and its stockholders. This review has led the Board to conclude that our classified board structure should be maintained at this time.

The Board recognizes that there are differing views on board classification and believes that there are valid arguments for and against classified boards. The Board wishes to use this proposal as an opportunity for stockholders to express their view on this subject.

It is important to note that approval of the VIEX Proposal would not declassify the Board. Declassifying the Board would still require an amendment to the Company's Amended and Restated Certificate of Incorporation. The Certificate of Incorporation requires a vote of the holders of at least two-thirds of the voting power to remove the classified board structure.

Vote Required and Recommendation

Adoption of this proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

After careful consideration, the Board believes that a classified board structure remains in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS
A VOTE AGAINST PROPOSAL 3

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

In accordance with the listing rules of the New York Stock Exchange, a majority of the members of a listed company's Board must qualify as independent, as affirmatively determined by its board of directors. The Board consults with the Company’s counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of independence, including those set forth in pertinent listing standards of the New York Stock Exchange, as in effect from time to time.

Our Board has determined that Mr. Forman, Mr. Habib, Mr. Harrar, Mr. Lares, Mr. Paisley and Mr. Springer are independent under the rules of the New York Stock Exchange. Our Board has determined that Mr. Kadambi and Mr. Sankaran are not independent because they are employees and executive officers of the Company.

The New York Stock Exchange listing rules generally require that, subject to specified exceptions, each member of our audit, compensation and governance committees be independent. Audit committee members must further satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider certain additional factors specified in the New York Stock Exchange listing rules. Our Board has determined that all members of our Audit Committee, Compensation Committee and Nominating and Governance Committee are independent and all members of our Audit Committee and Compensation Committee satisfy the relevant additional independence requirements for the members of those committees.

BOARD LEADERSHIP STRUCTURE

The Board is currently led by Mr. Kadambi as the Chairman of the Board and Mr. Springer as the lead independent director of the Board. Mr. Springer was appointed as the lead independent director in March 2015.

The Company believes that, at this time, combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. The Company believes that combining the positions facilitates the development and implementation of strategy and provides a single, clear chain of command to execute the strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information and providing valuable insight into the day-to-day operations of the Company. The Company believes that in addition to the leadership provided by our Chairman, the appointment of a lead independent director ensures that the Company benefits from effective oversight by its independent directors.

The Chairman oversees the planning of the annual Board calendar and, in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings. In addition, the Chairman chairs the annual meeting of stockholders, is available in appropriate circumstances to speak on behalf of the Board, and performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board from time to time.

The lead independent director presides at all meetings of the Board at which the Chairman is not present, including at executive sessions of the independent directors. The lead independent director serves as a liaison between the Chairman and the independent directors. The lead independent director is available under appropriate circumstances for consultation and direct communication with major stockholders and performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board or the independent directors from time to time.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, and through its various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

To promote open discussion among the non-management directors, our Board periodically conducts executive sessions of independent directors during regularly scheduled Board meetings and at such other times if requested by an independent director.  These sessions are led by the lead independent director or, in the absence of a lead independent director, an independent director as determined at the beginning of such executive session by the independent directors present.  Mr. Kadambi and Mr. Sankaran do not attend these sessions.

MEETINGS OF THE BOARD

The Board met eleven times during 2015. Each incumbent Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served during the portion of 2015 for which they were a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership information for the year ended December 31, 2015 for each of the Board committees:

Name	Audit		Compensation		Nominating and Governance
Jayant Kadambi
Ayyappan Sankaran
Mitchell Habib	X		X	***
Adriel Lares	X				X	***
Christopher Paisley	X	***			X
Daniel Springer			X
Ping Li*			X
David Weiden*					X
Craig Forman**			X		X
Derek Harrar**
Total meetings	5		5		4

* Mr. Li and Mr. Weiden served as directors until July 3, 2015.

** Mr. Forman was appointed to the Board, Compensation Committee and Nominating and Governance Committee on July 3, 2015. Mr. Harrar was appointed to the Board on October 2, 2015.

*** Committee Chairperson

Audit Committee

The Audit Committee oversees, among other things, the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

The Audit Committee consists of Mr. Paisley, the chairman of the committee, Mr. Lares and Mr. Habib, each of whom the Board has determined meets the criteria for independence under the applicable New York Stock Exchange listing requirements and SEC rules and regulations. Mr. Paisley and Mr. Lares are each an “audit committee financial expert” as defined by SEC rules and regulations. Mr. Paisley currently serves on the audit committees of more than three public companies. The Board has determined that such simultaneous service does not impair the ability of Mr. Paisley to effectively serve on the Company’s Audit Committee.

The principal duties and responsibilities of the Audit Committee include:

•

Appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

•	Approving in advance all audit services and non-audit services to be provided to us by our independent registered public accounting firm;

•

Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•

Reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm's review of our quarterly consolidated financial statements;

•

Conferring with management and our independent registered public accounting firm about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices; and

•	Preparing an audit committee report as required by the SEC for inclusion in our annual proxy statement or annual reports on Form 10-K filed with the SEC.

A copy of the charter of the Audit Committee can be located on the Company's corporate website (www.yume.com) under “Investor Relations”.

Compensation Committee

The Compensation Committee consists of Mr. Habib, the chairman of the committee, Mr. Forman and Mr. Springer. Our Board has determined that each of these directors is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act and an outside director as that term is defined Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”). Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, the New York Stock Exchange listing rules and SEC rules and regulations. The Compensation Committee's responsibilities include:

•

Establishing and approving performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the Chief Executive Officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	Setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;

•	Exercising administrative authority under our stock plans and employee benefit plans;

•	Establishing policies and making recommendations to our Board regarding director compensation;

•	Reviewing and discussing with management the compensation discussion and analysis that may be required to include in SEC filings; and

•	Preparing a compensation committee report on executive compensation as may be required by the SEC to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

A copy of the charter of the Compensation Committee can be located at the Company's corporate website (www.yume.com) under “Investor Relations”.

In 2014 the Board formed an Equity Award Committee, currently composed of the Company’s Chief Executive Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards including stock options and restricted stock units to new hires and employees who are not executive officers, directors or direct reports to the Chief Executive Officer, within certain pre-approved guidelines. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity awards to non-officer employees within specified limits approved by the Compensation Committee based on the employee’s geographic location, level and job function. During 2015, the Equity Award Committee exercised its authority to grant options to purchase an aggregate of 317,207 shares of common stock and restricted stock unit awards in an aggregate amount of 1,660,128 shares of common stock to employees of the Company.

Our compensation consultant, Compensia, was engaged to advise the Compensation Committee on executive compensation matters, including with respect to determining our peer group, analyzing market practices and trends relating to executive compensation in general and analyzing specific cash and equity compensation ranges for our executive officers.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Lares, the chairman of the committee, Mr. Forman, and Mr. Paisley. Our Board has determined that the composition of our Nominating and Governance Committee satisfies the applicable independence requirements under, and the functioning of our nominating and governance committee complies with the applicable requirements of, the New York Stock Exchange listing standards and SEC rules and regulations. The Nominating and Governance Committee's responsibilities and duties include:

•	Assessing the need for new directors and identifying individuals qualified to become directors;
•	Recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;
•	Assessing individual director performance, participation and qualifications;
•	Developing and recommending to the Board corporate governance guidelines;
•	Monitoring the effectiveness of the Board and the quality of the relationship between management and the Board;
•	Overseeing an annual evaluation of the Board's performance; and
•	Reviewing and approving any proposed transactions between us and any related person.

A copy of the charter of the Nominating and Governance Committee can be located at the Company's website (www.yume.com) under “Investor Relations”.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for purposes of the New York Stock Exchange listing standards. The Nominating and Governance Committee may use its and the Board’s network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee, c/o YuMe, Inc., at the following address: 1204 Middlefield Road, Redwood City, CA 94063, Attn: Secretary. If a stockholder wishes the Nominating and Governance Committee to consider a director candidate for nomination at an annual meeting of stockholders, then the recommendation must be in accordance with the procedures set forth in our Bylaws. In general, the request must be provided at least 75 days, but not more than 105 days, prior to the anniversary date of the preceding year's annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate's business experience for at least the previous five years, complete biographical information for the proposed candidate, and a description of the proposed candidate's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

COMMUNICATIONS WITH THE BOARD; ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Stockholders, and other interested parties, who wish to communicate with the Board may do so by sending written communications addressed to the Board c/o YuMe, Inc., 1204 Middlefield Road, Redwood City, CA 94063, Attn: Secretary. Each communication must set forth the name and address of the stockholder, or interested party, on whose behalf the communication is sent and the number of Company shares, if any, that are owned beneficially by such stockholder, or interested party, as of the date of the communication. It is the Company's policy to invite and encourage directors and nominees for director to attend the annual meeting of stockholders. Last year, one of our directors attended the 2015 Annual Meeting of Stockholders.

CODES OF CONDUCT

The Company has adopted a Code of Conduct for Directors that applies to its directors and a Code of Conduct for Employees that applies to all of its officers and employees (collectively, the “Codes of Conduct”). The Codes of Conduct are available on our website under the “Investor Relations” section at www.yume.com. If the Company makes any substantive amendments to the Codes of Conduct or grants any waiver from a provision of the Codes to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.yume.com.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee Report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that YuMe specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Christopher Paisley, Chairman Adriel Lares Mitchell Habib

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth background information with respect to our executive officers who are not directors as of March [●], 2016. Information with respect to our directors who are also executive officers is contained in Proposal 1—Election of Directors— Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders.

Anthony Carvalho, Age 49

Mr. Carvalho has served as our Chief Financial Officer since May 2014. Prior to that Mr. Carvalho served as Vice President, Financial Planning and Administration for the Company since March 2013. Prior to joining the Company, from April 2011 to October 2012, Mr. Carvalho served as Vice President, Finance at Modcloth, Inc., an online specialty clothing retailer, and Mr. Carvalho took time off prior to joining the Company in March 2013. From October 2008 to April 2011, Mr. Carvalho served as Vice President, Finance at Service Source International, Inc., a recurring revenue management solutions company. Prior thereto, Mr. Carvalho was the Vice President, Finance of Aliph, Inc., a manufacturer and distributor of Bluetooth enabled devices, the Corporate Controller of Upek, Inc., a provider of biometric fingerprint security solutions, the Chief Financial Officer of Xoom, Inc., a provider of international money transfer solutions and the Vice President, Finance and Corporate Controller of PayPal, Inc. which was acquired by eBay, Inc. Mr. Carvalho is a certified public accountant and holds a Bachelor’s degree from the University of Mumbai.

Hardeep Bindra, Age 43

Mr. Bindra has served as our Executive Vice President, Operations since November 2014. From April 2013 to September 2014, Mr. Bindra served as Executive Vice President, Platform and Corporate Development and Interim Lead on Products at Collective, Inc., a video and mobile advertising company. From April 2012 to March 2013, Mr. Bindra served as Chief Executive Officer of AdBrite Inc., a digital advertising company. From October 2010 to April 2012, Mr. Bindra served as Vice President, Ad Marketplaces for Right Media Exchange, an online advertising company that operates a marketplace that enables the trading of digital media, which was acquired by Yahoo! in 2007. From November 2009 to October 2010, Mr. Bindra served as Managing Executive Director for Telcordia Technologies, a telecommunication research and development company. Prior thereto, he served in management roles for VeriSign Inc. and AOL, Inc. Mr. Bindra holds a Bachelor’s degree in Economics and Finance from the University of Pennsylvania.

Paul Porrini, Age 54

Mr. Porrini has served as our General Counsel and Secretary since July 2012 and was named Executive Vice President, General Counsel and Secretary in April 2013. From February 2008 to June 2012, Mr. Porrini served as Vice President, Deputy General Counsel and Assistant Secretary at Hewlett-Packard Company, a global provider of products, technology and software, and from 2001 to 2008 he served in a variety of other legal roles with Hewlett-Packard. From 1999 to 2001, Mr. Porrini served as Senior Vice President, General Counsel and Secretary of Bluestone Software, Inc., a web application server software company that was acquired by Hewlett-Packard. Prior to Bluestone, Mr. Porrini held partner and associate roles at several law firms. Mr. Porrini began his legal career as an Attorney Advisor in the Division of Corporation Finance with the SEC. Mr. Porrini holds a B.S. in Quantitative Business Analysis from the Pennsylvania State University, a J.D. from the Widener University School of Law and an L.L.M. (Taxation) from the Georgetown University Law Center.

Jim Soss, Age 50

Mr. Soss has served as Executive Vice President, General Manager North America since March 2016. From August 2015 to March 2016, Mr. Soss acted as a consultant to various marketing services and advertising technology companies. From May 2013 to August 2015, he served as Group Vice President at Responsys, a provider of SaaS marketing software that was acquired by Oracle Corporation in April 2014. From April 2010 to April 2013, Mr. Soss served as Chief Executive Officer at Red Aril, a data management and audience optimization platform company that was acquired by Hearst Corporation and integrated into the iCrossing division. From 2006 to 2010, Mr. Soss served as General Manager, Vice President at Acxiom Corporation, a marketing technology and services company. From 2003 to 2006, Mr. Soss served as Senior Vice President at Infogroup, a digital marketing and database marketing services company, where he led teams within the Yesmail business unit. Mr. Soss holds a Masters of Business Administration with high honors distinction from the University of Chicago and a B.S. degree in Engineering, Management Systems from Princeton University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's common stock as of March 15, 2016 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The percentage ownership information shown in the table is based upon 34,781,634 shares of common stock outstanding as of March 15, 2016.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 14, 2016, which is 60 days after March 15, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o YuMe, Inc., 1204 Middlefield Road, Redwood City, CA 94063.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Principal Stockholders:

Entities affiliated with VIEX Capital Advisors(1)	5,379,831	15.5%

Entities affiliated with AVI Management(2)	3,646,593	10.5

Entities affiliated with Menlo Ventures(3)	2,495,162	7.2

Entities affiliated with Edenbrook Capital(4)	1,756,437	5.0

Named Executive Officers and Directors:

Jayant Kadambi(5)	1,265,169	3.6

Ayyappan Sankaran(6)	1,291,701	3.7

Scot McLernon(7)	363,955	1.0

Craig Forman	—	*

Mitchell Habib(8)	47,892	*

Derek Harrar	—	*

Adriel Lares(9)	46,902	*

Chris Paisley(10)	125,798	*

Daniel Springer(11)	267,944	*

All executive officers and directors as a group	3,829,506	11.0
(12 persons)(12)

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)

Based on the Schedule 13D/A filed on March 4, 2016, consists of (i) 2,591,733 shares held by VIEX Opportunities Fund, LP – Series One (“Series One”), (ii) 561,269 shares held by VIEX Opportunities Fund, LP – Series Two (“Series Two”) and (iii) 2,226,829 shares held by VIEX Special Opportunities Fund II, LP (“VSO II”). VIEX Capital Advisors, LLC (“VIEX Capital”) is the investment manager of each of Series One, Series Two and VSO II. Eric Singer is the managing member of VIEX Capital. The address of the entities affiliated with VIEX Capital is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(2)

Based on the Schedule 13D/A filed on October 6, 2015, consists of (i) 3,003,560 shares held by AVI Capital Yankee, LP (“AVI Yankee”), (ii) 72,433 shares held by AVI Capital Partners, LP (“AVI LP”) and (iii) 570,600 shares held by the AVI Managed Account. AVI Partners, LLC (“AVI Partners”) is the general partner of each of AVI Yankee and AVI LP. AVI Management, LLC (“AVI Management”) is the investment manager of each of AVI Yankee and AVI LP. AVI Partners is the investment advisor of the AVI Managed Account. James A. Dunn, Jr. and Darren C. Wallis are managing partners of AVI Partners and managing members of AVI Management. The address of the entities affiliated with AVI Management is 555 E. Lancaster Avenue, Suite 520, Radnor, PA 19087.

(3)

Consists of (i) 20,671 shares held by Menlo Entrepreneurs Fund X, L.P., (ii) 2,431,933 shares held by Menlo Ventures X, L.P. and (iii) 42,558 shares held by MMEF X, L.P. MV Management X, L.L.C. is the sole general partner of each of Menlo Entrepreneurs Fund X, L.P., Menlo Ventures X, L.P. and MMEF X, L.P. Henry D. Montgomery, John W. Jarve, Douglas C. Carlisle, Mark A. Siegel, Pravin A. Vazirani and Shawn Carolan are the managing members of MV Management X, L.L.C., and share voting and investment power over these shares. Each managing member disclaims beneficial ownership except to the extent of his or her pecuniary interest therein. The address for the entities affiliated with Menlo Ventures is 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(4)

Based on the Schedule 13D filed on February 2, 2016, consists of 1,756,437 shares held by Edenbrook Capital, LLC (“Edenbrook”). Johnathon Brolin is the principal of Edenbrook with respect to the common stock owned by Edenbrook. The address for Edenbrook and Mr. Brolin is 2 Depot Plaza, Bedford Hills, New York 10507.

(5)

Consists of (i) 806,078 shares held by Mr. Kadambi, (ii) 17,304 shares held in the Jayant Kadambi 2013 Annuity Trust dated June 26, 2013, of which Mr. Kadambi is the trustee, and (iii) 441,787 shares subject to options. Mr. Kadambi has sole voting and investment power over the shares held by the Jayant Kadambi Annuity Trust dated June 26, 2013.

(6)

Consists of (i) 53,486 shares held by Mr. Sankaran, (ii) 795,363 shares held in the Ayyappan Living Trust and (iii) 442,852 shares subject to options. Mr. Sankaran has sole voting and investment power over the shares held by the Ayyappan Sankaran Trust dated June 24, 2013.

(7)	Consists of (i) 37,499 shares held by Mr. McLernon and (ii) 326,456 shares subject to options.

(8)	Consists of (i) 13,257 shares held by Mr. Habib and (ii) 34,635 shares subject to options.

(9)	Consists of (i) 13,257 shares held by Mr. Lares and (ii) 33,645 shares subject to options.

(10)

Consists of (i) 53,257 shares held by Mr. Paisley, (ii) 2,000 shares held in The Kent Paisley Trust UAD 12/29/1997, of which Mr. Paisley is the trustee, (iii) 2,000 shares held in The Blake Paisley Trust UAD 12/29/1997, of which Mr. Paisley is the trustee, and (iv) 68,541 shares subject to options. Mr. Paisley has sole voting and investment power over the shares held by both The Kent Paisley Trust UAD 12/29/1997 and The Blake Paisley Trust UAD 12/29/1997.

(11)

Consists of (i) 217,944 shares held by Mr. Springer and (ii) 50,000 shares held in The Springer Revocable Trust U/A DTD 2/26/2014, of which Mr. Springer is the trustee. Mr. Springer has sole voting and investment power over the shares held by The Springer Revocable Trust U/A DTD 2/26/2014.

(12)

Consists of (i) 2,168,892 shares, (ii) 1,659,394 shares subject to options and (iii) 1,250 shares subject to restricted stock units that are beneficially held by our directors and all executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except, due to administrative errors, with respect to Mr. Carvalho, our Chief Financial Officer.  On April 1, 2014, Mr. Carvalho received a grant of 2,500 restricted stock units, of which 1,250 shares vested and settled on April 1, 2015.  Upon the settlement of such shares, Mr. Carvalho sold 475 shares at a price per share of $5.1107 in order to cover applicable tax withholdings.  The Form 4 reporting these transactions was filed on March 25, 2016.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executives during 2015. We refer to these individuals as our “named executive officers” or “NEOs.” The compensation provided to our NEOs is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design, and the compensation decisions for our NEOs in 2015.

Our NEOs for 2015 were:

•	Jayant Kadambi, Chairman of the Board of Directors, Co-Founder and Chief Executive Officer;

•	Scot McLernon, Executive Vice President, Sales and Chief Revenue Officer; and

•	Ayyappan Sankaran, Board of Directors, Executive Vice President, Engineering and Chief Technology Officer

Effective March 17, 2016, Mr. McLernon ceased to serve as our Chief Revenue Officer and transitioned to the role of special advisor to our Chief Executive Officer.

Executive Compensation Philosophy, Objectives and Design

Compensation Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of development, services, sales, marketing, and support functions such as finance, information technology, legal and human resources. The market for skilled individuals in any of these areas is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts, retains and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic objectives.

The Compensation Committee is responsible for our compensation policies. In 2015, the Compensation Committee reviewed and assessed our general compensation philosophy, which is intended to align with our core values, yearly performance, and our stockholder interests, as well as to effectively balance our short- and long-term objectives. When determining the competitiveness of our pay practices, we look at the entire pay and benefit package, taking into account total compensation. Our total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and to be fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide total targeted direct compensation (salary, bonus and equity) that is competitive with our peer group, and to provide parity and consistency within functions. We also believe in making tough decisions in order to adhere to budgets, ensure transparency and promote understanding of our compensation philosophy and practices.

The Compensation Committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation programs at least annually.

Objectives for our Executive Compensation Programs

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	provide competitive compensation to recruit, retain and engage top talent;

•	align executive compensation to Company performance and our stockholders’ interests; and

•	balance short- and long-term objectives.

Elements of Our Executive Compensation Program

The key elements of our compensation package for NEOs are base salary, bonuses, equity-based awards, and our benefits programs. Each NEO’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives.

Base Salary

We offer base salaries that are intended to provide a level of stable fixed compensation to NEOs for performance of day-to-day services. Initial base salaries of executive officers other than our co-founders are established as the result of arm’s-length negotiation with the individual at the time of hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required. In 2015, the Compensation Committee reviewed the base salaries of our executive officers taking into consideration data from a compensation analysis performed by our compensation consultant, Compensia. The base salaries paid to our NEOs for 2015 are set forth in the Summary Compensation Table below.

Bonuses

We provide our executive officers, including the NEOs, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers.

Under our 2015 Cash Incentive Plan based on achievement of the performance measures identified by the Compensation Committee under the 2015 Cash Incentive Plan, Mr. Kadambi and Mr. Sankaran were eligible to receive up to 100% and 50% of base salary, respectively. Mr. Kadambi received compensation of $222,000 and Mr. Sankaran received compensation of $97,500 under the 2015 Cash Incentive Plan. Mr. McLernon’s bonus compensation was based on pre-determined sales objectives.]

Equity-Based Awards

We use equity awards to motivate and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Prior to August 2013, these equity awards had been granted solely in the form of options to purchase shares of our common stock. Following our initial public offering of our common stock completed in August 2013 (our “IPO”), we now grant both options and restricted stock units (“RSUs”) in order to provide additional retention incentives for our executives. We have adopted a program in which all executives are eligible for annual equity grants.

Historically, the size and form of the initial equity awards for our executive officers were established through arm’s-length negotiation at the time the individual was hired. In making these awards, the Board or Compensation Committee considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the cash compensation to be received by the executive officer, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Benefit Programs

Our employee benefit programs, including our health, dental, vision, life insurance and disability programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

2015 Summary Compensation Table

The following table presents summary information regarding the total compensation earned during 2015 and 2014 by our NEOs.

Name	Year	Base Salary(1) ($)	Bonus ($)			Stock Awards(2) ($)	Option Awards(3) ($)		Non-equity Incentive Plan Compensation ($)			All other Compensation ($)			Total ($)
Jayant Kadambi (Chief Executive Officer)	2015	$370,000	$	----		$1,130,000	$	----		$222,000	(4)		$2,500	(6)	$1,724,500
	2014	$350,000		$245,000	(4)	$366,100		$289,328	$	----		$	----		$1,250,428
Scot McLernon (Executive Vice President, Sales and Chief Revenue Officer)	2015	$265,000	$	----		$510,494	$	----		$303,100	(5)		$2,500	(6)	$1,081,094
	2014	$250,000	$	----		$184,800		$146,188		$293,307	(5)		$2,500	(6)	$876,795
Ayyappan Sankaran (Chief Technology Officer)	2015	$325,000		$24,440	(7)	$680,040	$	----		$97,500	(8)		$2,500	(6)	$1,129,440
	2014	$310,000		$132,000	(7)	$184,800		$146,188	$	----			$1,350	(6)	$774,338

(1)

Amounts in this column reflect base salary for each of the NEOs, including any salary contributed by the NEO to our 401(k) plan. For the years ended December 31, 2014 and 2015, we offered matching contributions of 50% of the first 6% of base compensation on employee contributions to the 401(k) plan up to $2,500.

(2)

Amounts in this column represent the grant date fair value, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (formerly SFAS 123R), or FASB ASC 718 of RSUs issued to the NEO during the indicated year that are subject to time-based vesting. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full.

(3)

Reflects the grant date fair value of the stock options granted as computed in accordance with FASB ASC 718. The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 11 of Notes to Consolidated Financial Statements included in the Company’s Annual Report.

(4)

Mr. Kadambi received non-equity incentive plan compensation in 2015 and a discretionary cash bonus in 2014 based primarily on the Company’s performance against its revenue plan, its operational execution and the continued attainment of strategic goals as determined by the Compensation Committee.

(5)	Consists of payment for achievement of mutually agreed upon sales objectives.
(6)	Consists of 401(k) plan matching contributions, see footnote 1 above.
(7)

Mr. Sankaran received a discretionary cash bonus in 2015 and 2014 based primarily on the Company’s performance against its revenue plan, its operational execution and the continued attainment of strategic goals as determined by the Compensation Committee.

(8)	Mr. Sankaran received a non-equity incentive plan compensation in 2015.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table provides information about outstanding stock options and stock awards held by each of our NEOs at December 31, 2015.

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested
Jayant Kadambi	01/24/2008(2)	44,272	--	$0.66	01/23/2018	--	NA	--	--
	12/10/2008(2)	134,199	--	$0.60	12/09/2018	--	NA	--	--
	05/27/2011(2)	83,333	--	$4.62	05/26/2021	--	NA	--	--
	01/29/2013(2)	103,527	38,450	$6.42	01/28/2023	98,450	$134,960	--	--
	08/06/2013(4)	28,334	113,332	$9.00	08/05/2023	113,335	$397,795	--	--
	08/28/2014(2)	26,666	53,334	$5.23	08/27/2024	53,344	$187,202	--	--
	08/28/2014(5)	--	--	--	--			35,000	$183,050
	02/26/2015(6)	--	--	--	--			150,000	$847,500
Scot McLernon	03/24/2010(3)	249,999	--	$4.68	03/23/2020	--	NA	--	--
	08/06/2013(2)	48,610	34,723	$9.00	08/05/2023	34,723	$121,878	--	--
	05/22/2014(2)	15,833	24,167	$5.28	05/21/2024	24,167	$84,826	--	--
	05/22/2014(5)	--	--	--	--			17,500	$92,400
	02/26/2015(6)	--	--	--	--			67,765	$382,872
Ayyappan Sankaran	01/24/2008(2)	45,000	--	$0.66	01/23/2018	--	NA	--	--
	12/10/2008(2)	168,702	--	$0.60	12/09/2018	--	NA	--	--
	05/27/2011(2)	83,333	--	$4.62	05/26/2021	--	NA	--	--
	01/29/2013(2)	103,527	38,450	$6.42	01/28/2023	38,450	$134,960	--	--
	08/06/2013(4)	8,334	33,332	$9.00	08/05/2023	33,332	$116,995	--	--
	05/22/2014(2)	15,833	24,167	$5.28	05/21/2024	24,167	$84,826	--	--
	05/22/2014(5)	--	--	--				17,500	$92,400
	02/26/2015(6)	--	--	--				90,271	$510,031

(1)

All of the outstanding equity awards granted prior to August 6, 2013 were granted under our 2004 Stock Plan. The outstanding equity awards granted on and after August 6, 2013 were granted under our 2013 Equity Incentive Plan.

(2)	Option vests in equal monthly installments over four years.
(3)	Option vests over four years, with 25% vesting one year from the vesting commencement date and in equal installments each month thereafter.
(4)	Option vests over four years, with 20% vesting at year two, 30% vesting at year three and 50% vesting at year four.
(5)	RSU grant vests annually in equal installments over two years from the grant date.
(6)	RSU grant vests semi-annually in equal installments over two years from the grant date.

STOCK OPTION EXERCISES AND STOCK VESTED DURING 2015

For our NEOs, there were no option exercises during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jayant Kadambi	—	—	85,000	$239,050

Scot McLernon	—	—	40,088	$154,078

Ayyappan Sankaran	—	—	47,590	$175,608

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2004 Stock Plan (“2004 Plan”), the 2013 Equity Incentive Plan (“2013 Plan”) and the 2013 Employee Stock Purchase Plan (“2013 Purchase Plan”).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,973,520	(1)	$5.04	(2)	4,118,796	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	5,973,520		$5.04		4,118,796

(1)	Includes 1,618,543 shares subject to outstanding restricted stock units.
(2)	The weighted average exercise price relates solely to shares subject to outstanding stock options, as shares subject to restricted stock units have no exercise price.
(3)

This number includes 3,680,862 shares of common stock for issuance under the 2013 Plan and 437,934 shares of common stock for issuance under the 2013 Purchase Plan. The Company originally reserved 2,000,000 shares of its common stock for issuance under the 2013 Plan, and shares reserved for issuance increase January 1 of each year by the lesser of (i) 5% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board. On January 1, 2015 and 2016, shares reserved for issuance under the 2013 Plan increased by 1,653,316 and 1,722,761, respectively. The Company originally reserved 500,000 shares of its common stock for issuance under the 2013 Purchase Plan and shares reserved for issuance increase January 1 of each year by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board. On January 1, 2015 and 2016, shares reserved for issuance under the 2013 Purchase Plan increased by 330,663 and 344,552, respectively. There were no shares purchased by employees under the 2013 Purchase Plan for the twelve months ended December 31, 2013. On February 19, 2014, and August 19, 2014 employees purchased 131,739 and 183,585 shares of common stock under the 2013 Purchase Plan, respectively. On February 19, 2015, and August 19, 2015 employees purchased 170,368 and 226,375 shares of common stock under the 2013 Purchase Plan, respectively.

Equity Compensation Plans

2004 Stock Plan

The 2004 Plan authorized the Company to grant restricted stock awards or stock options to employees, directors and consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for non-statutory options. Option vesting schedules were determined by the Board at the time of issuance and they generally vest at 25% on the first anniversary of the grant (or the employment or service commencement date) and monthly over the next 36 months. Options generally expire ten years from the date of grant unless the optionee is a 10% stockholder, in which case the term will be five years from the date of grant. Unvested options exercised are subject to the Company’s repurchase right. Upon the effective date of the registration statement related to the Company’s IPO, the 2004 Plan was amended to cease the grant of any additional awards thereunder, although the Company will continue to issue common stock upon the exercise of stock options previously granted under the 2004 Plan.

2013 Equity Incentive Plan

The 2013 Plan became effective on August 6, 2013. The 2013 Plan serves as the successor equity compensation plan to the 2004 Plan. The 2013 Plan will terminate on July 23, 2023. The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights, performance stock awards, restricted stock units and stock bonus awards to employees, directors and consultants. Stock options granted must be at prices not less than 100% of the fair market value at date of grant. Option vesting schedules are determined by the Compensation Committee or the Equity Award Committee at the time of issuance and, for initial grants, they generally vest at 25% on the first anniversary of the grant (or the employment or service commencement date) and monthly over the next 36 months. Options generally expire ten years from the date of grant unless the optionee is a 10% stockholder, in which case the term will be five years from the date of grant. Unvested options exercised are subject to the Company’s repurchase right. RSU vesting schedules are determined by the Compensation Committee or the Equity Award Committee at the time of issuance.

2013 Employee Stock Purchase Plan

The 2013 Purchase Plan became effective on August 6, 2013. The 2013 Purchase Plan is designed to enable eligible employees to periodically purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. At the end of each offering period, employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last day of the offering period. Purchases are accomplished through participation in discrete offering periods. The 2013 Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2015.

Nonqualified Deferred Compensation

Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2015.

Potential Payments upon Termination and Change in Control

On February 13, 2015, the Board adopted the Executive Severance Plan (the “Severance Plan”) for the Company’s executive-level employees.

Under the Severance Plan, if our Chief Executive Officer or either of our founders (a “Founder”) is terminated for any reason other than cause, death or disability, other than in connection with a change in control of the Company, he or she would be entitled to receive severance benefits of an amount equal to (i) 100% of his or her then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 25% of the shares underlying all unvested equity awards held by the Chief Executive Officer or Founder immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If our Chief Executive Officer or a Founder is terminated for any reason other than cause, death or disability within three months before or twelve months after a change in control, he or she would be entitled to receive (i) 150% of his or her then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 100% of the shares underlying all unvested equity awards held by the Chief Executive Officer or Founder immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If our Chief Executive Officer or a Founder is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by such person immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

If any executive officer of the Company other than our Chief Executive Officer or a Founder (an “Other Executive Officer”), is terminated other than for cause, death or disability and other than in connection with a change in control of the Company, that officer would be entitled to receive (i) 50% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. If an Other Executive Officer is terminated other than for cause, death or disability and within three months before or twelve months after a change in control, that officer would be entitled to receive (i) 100% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, if the Other Executive Officer has been employed by the Company for at least one year, 100% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If the Other Executive Officer has been employed by the Company for less than one year, 25% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If any Other Executive Officer is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

The Company may amend the Severance Plan at any time, and may terminate the Severance Plan and any benefits payable thereunder at any time. No such amendment or termination may curtail benefits under the Severance Plan to any employee who has commenced receiving such benefits. The Severance Plan supersedes in its entirety the executive severance policy that was previously in effect.

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2015

Non-Employee Director Compensation

Our directors are entitled to receive cash and equity compensation for their service on our Board. Equity awards currently consist of an initial stock award, upon first appointment to our Board, with a Black-Scholes value of $175,000, and annual awards thereafter with a Black-Scholes value of $85,000. If awards consist of options they will be granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest over three years after the grant date (for initial grants) or one year after the grant date (for annual grants). If such awards are restricted stock units they will vest over three years after the grant date (for initial grants) or one year after the grant date (for annual grants).

On May 22, 2015, we granted each of our non-employee directors an equity award based upon the director’s preferred equity mix pursuant to our director compensation policy. Two directors elected to receive 31,238 options at a price per unit of $5.10, which was the fair market value of our common stock on the date of grant. The options vest one year from the date of grant.  The remaining directors elected to receive 16,666 RSUs at a price per unit of $5.10, which was the fair market value of our common stock on the date of grant. The RSUs vest one year from the date of grant.

Each non-employee director is entitled to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our non-employee directors are entitled to receive the following annual cash retainers for their service:

Position	Retainer
Board Member	$30,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	7,500
Audit Committee Member	7,500
Compensation Committee Member	7,500
Nominating and Governance Committee Member	3,500

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings.

The following table shows, for the year ended December 31, 2015, certain information with respect to the compensation of all non-employee directors of the Company that served during 2015. Mr. Kadambi and Mr. Sankaran, who are employees and executive officers, do not receive compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($) (1)		Restricted Stock Unit Awards(2)			Option Awards (3)			Total ($)

Mitchell Habib	$50,833	(4)(5)	$	-----			$84,955		$135,788

Adriel Lares	$44,167	(4)(5)		$84,997		$	-----		$129,164

Christopher Paisley	$53,167	(5)		$84,997		$	-----		$138,164

Daniel Springer	$44,667	(5)(6)		$84,997		$	-----		$129,664

Ping Li	$17,917	(4)	$	-----			$84,955	(7)	$102,872

David Weiden	$16,417	(4)		$84,997	(7)	$	-----		$101,414

Craig Forman	$20,499			$174,996		$	-----		$195,495

Derek Harrar	$5,000			$175,000		$	-----		$180,000

1) The amounts in this column represent annual cash retainers for director service on the Board and Board committees for 2015.

(2) Amounts shown in this column reflect the grant date fair value of RSUs, calculated by multiplying the closing price of our common stock on the date of grant by the number of RSUs granted, without regard to forfeitures.

(3) Amounts shown in this column reflect the grant date fair value of stock options, calculated using the Black-Scholes option valuation model and otherwise as described in Note 10 of our Notes to Consolidated Financial Statements, but without regard to forfeitures.

(4) Includes an increase to the compensation paid to the Chairs of the Nominating and Governance and Compensation Committees commencing in May 2015.

(5) Includes an increase to the compensation paid to the Nominating and Governance and Compensation Committees commencing in May 2015.

(6) Includes the Lead Independent Director compensation commencing in May 2015.

(7) Cancelled immediately upon resignation from the Board.

The table below shows the outstanding equity awards of each of our non-employee directors as of December 31, 2015:

Name	Aggregate Equity Awards Outstanding (#)

Mitchell Habib	78,738	(1)

Adriel Lares	47,500	(1)
	16,666	(2)

Daniel Springer	21,352	(2)

Christopher Paisley	78,333	(1)
	16,666	(2)

Craig Forman	32,894	(2)

Derek Harrar	62,724	(2)

(1) Represents stock options to purchase shares of our common stock.

(2) Represents RSU awards of common stock.

TRANSACTIONS WITH RELATED PARTIES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Codes of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Nominating and Governance Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Nominating and Governance Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Nominating and Governance Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be brought before the Annual Meeting of Stockholders.

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 1204 Middlefield Road, Redwood City, CA, 94063 no later than 5:00 p.m. Pacific Time on the 75th day, nor earlier than 5:00 p.m. Pacific Time on the 105th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. However, the bylaws also provide that in the event the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered no earlier than the 105th day prior to the currently proposed annual meeting of stockholders and no later than the close of business on the later of the 75th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above no earlier than 5:00 p.m. Pacific Time on the 105th day prior to such annual meeting of stockholders and no later than 5:00 p.m. Pacific Time on the later of the 75th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the Annual Meeting.

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

Requirements for Stockholder Proposals to be considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than [●], 2016. Such proposals must be delivered to our Secretary at 1204 Middlefield Road, Redwood City, CA 94063.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are YuMe stockholders will be householding the Company's proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or the Company. Direct your request either in writing to Secretary, YuMe, Inc., 1204 Middlefield Road, Redwood City, 94063, or by telephone at (650)591-9400, and the Company will promptly deliver a copy to you. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request householding of their communications should contact their brokers

OTHER MATTERS

 “”“” The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors

Paul T. Porrini
Secretary

[●] [●], 2016

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, YuMe, Inc., 1204 Middlefield Road, Redwood City, CA, 94063.

APPENDIX A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

              The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

              The principal occupations of our directors and nominees are set forth under the section above titled “Proposal No. 1-Election of Directors” of this Proxy Statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Jayant Kadambi	YuMe, Inc. 1204 Middlefield Rd, Redwood City, CA, 94063
Ayyappan Sankaran	YuMe, Inc. 1204 Middlefield Rd, Redwood City, CA, 94063
Daniel Springer	301 Mission Street, San Francisco, CA 94105
Mitchell Habib	7740 Given Road, Cincinnati, OH 45243
Adriel Lares	N/A
Christopher Paisley	Leavey School of Business, Santa Clara University, 500 El Camino Real, Santa Clara, CA 95053
Craig Forman	N/A
Derek Harrar	N/A

Officers and Employees

              The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with the Company, and the business address for each person is YuMe, Inc., 1204 Middlefield Rd, Redwood City, California 94063.

Name	Title
Jayant Kadambi	President and Chief Executive Officer
Anthony Carvalho	Executive Vice President, Chief Financial Officer
Paul Porrini	Executive Vice President, General Counsel
Gary Fuges	Vice President, Investor Relations

Information Regarding Ownership of Company Securities by Participants

              The number of shares of YuMe Common Stock held by our directors and named executive officers as of March 15, 2016 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

              The following table sets forth the number of shares held as of March 15, 2016 by our other employees who are deemed Participants in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership
Name	Number	Percentage
Anthony Carvalho	112,559	0.3%*
Gary Fuges	38,198	0.1%*
Paul Porrini	239,966	0.7%*

Information Regarding Transactions in the Company's Securities by Participants

              The following table sets forth information regarding purchases and sales of the Company's securities by each Participant during the past two years. All transactions were in the public market or pursuant to the Company's equity incentive plans. Each restricted stock unit or performance-based restricted stock unit represents a contingent right to receive one share of YuMe’s common stock. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold from March 15, 2014 to March 15, 2016

Name	Transaction Date	Number of Shares	Transaction Description
Anthony Carvalho	5/22/2014	7,875	Grant including options and restricted stock units
	8/20/2014	3,097	Shares acquired under Issuer’s Employee Stock Purchase Plan, sales effected on the same day

	12/8/2014	60,000	Grant including options and restricted stock units
	2/19/2015	3,882	Shares acquired under Issuer’s Employee Stock Purchase Plan
	2/26/2015	94,648	Grant of restricted stock units
	4/1/2015	1,250	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	5/22/2015	788	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	8/19/2015	929	Shares acquired under Issuer’s Employee Stock Purchase Plan
	8/26/2015	23,662	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	12/8/2015	5,000	Vesting of restricted stock units, prior to automatic tax withholding by Issuer to satisfy tax withholding obligations
	2/26/2016	23,662	Vesting of restricted stock units, prior to automatic tax withholding by Issuer to satisfy tax withholding obligations
	3/2/2016	107,900	Grant of restricted stock units
Craig Forman	7/3/2015	32,894	Grant of restricted stock units
Mitchell Habib	5/22/2014	13,257	Grant of restricted stock units
	5/22/2015	13,257	Vesting of restricted stock units
	5/22/2015	31,238	Grant of options
Derek Harrar	10/2/2015	62,724	Grant of restricted stock units
Jayant Kadambi	8/19/2014	2,937	Shares acquired under Issuer’s Employee Stock Purchase Plan
	8/28/2014	150,000	Grant including options and restricted stock units
	2/19/2015	2,814	Shares acquired under Issuer’s Employee Stock Purchase Plan
	2/26/2015	200,000	Grant of restricted stock units
	6/9/2015	5,000	Purchase of common stock
	8/21/2015	5,000	Purchase of common stock
	8/26/2015	50,000	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	8/28/2015	35,000	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	2/26/2016	50,000	Vesting of restricted stock units, prior to automatic tax withholding by Issuer to satisfy tax withholding obligations
	3/2/2016	308,700	Grant of restricted stock units
Adriel Lares	5/22/2014	13,257	Grant of restricted stock units
	5/22/2015	13,257	Vesting of restricted stock units
	5/22/2015	16,666	Grant of restricted stock units
Christopher Paisley	5/22/2014	13,257	Grant of restricted stock units
	8/18/2014	20,000	Purchase of common stock
	5/22/2015	13,257	Vesting of restricted stock units
	5/22/2015	16,666	Grant of restricted stock units

Paul Porrini	5/22/2014	75,000	Grant including options and restricted stock units
	8/20/2014	2,533	Shares acquired under Issuer’s Employee Stock Purchase Plan, sales effected on the same day
	2/23/2015	2,413	Shares acquired under Issuer’s Employee Stock Purchase Plan, sales effected on the same day
	2/26/2015	116,146	Grant of restricted stock units
	5/22/2015	17,500	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	8/26/2015	29,036	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	2/26/2016	29,037	Vesting of restricted stock units, prior to automatic tax withholding by Issuer to satisfy tax withholding obligations
	3/2/3016	99,800	Grant of restricted stock units
Ayyappan Sankaran	5/22/2014	75,000	Grant including options and restricted stock units
	8/19/2014	3,000	Shares acquired under Issuer’s Employee Stock Purchase Plan
	2/23/2015	2,850	Shares acquired under Issuer’s Employee Stock Purchase Plan, sales effected on the same day
	2/26/2015	120,361	Grant of restricted stock units
	5/22/2015	17,500	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	8/19/2015	2,757	Shares acquired under Issuer’s Employee Stock Purchase Plan
	8/26/2015	30,090	Vesting of restricted stock units, prior to sale to satisfy tax withholding obligations
	2/26/2016	30,090	Vesting of restricted stock units, prior to automatic tax withholding by Issuer to satisfy tax withholding obligations
	3/2/2016	102,500	Grant of restricted stock units
Daniel Springer	5/22/2014	13,257	Grant of restricted stock units
	5/23/2014	17,500	Purchase of common stock
	5/28/2014	32,500	Purchase of common stock
	8/19/2014	11,087	Purchase of common stock
	8/21/2014	10,000	Purchase of common stock
	8/27/2014	4,313	Purchase of common stock
	8/28/2014	4,600	Purchase of common stock
	9/2/2014	6,000	Purchase of common stock
	9/4/2014	9,000	Purchase of common stock
	10/22/2014	4,687	Vesting of restricted stock units
	5/22/2015	13,257	Vesting of restricted stock units
	5/22/2015	16,666	Grant of restricted stock units
	8/24/2015	50,000	Purchase of common stock

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of YuMe, Inc.
for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone (Touch-Tone Phone Only)** —Please call toll-free in the U.S. or Canada at **1-866-547-4641**. If outside the U.S. or Canada, call **215-521-1346.** Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet**—Please access **https://www.proxyvotenow.com/yume,** and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. **Vote by Mail**—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return this proxy card in the envelope provided, or mail to: Yume, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample: ☒

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Class III Directors to the Board

01 Craig Forman ☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

02 Derek Harrar

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box above and write the name of nominee on the line provided below).

____

3. Shareholder proposal to declassify the board of directors. ☐ FOR ☐ AGAINST ☐ ABSTAIN

In addition, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Date: ______________________________, 2016

____
Signature

____
Signature

____
Title(s)

Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

YUME, INC.
Annual Meeting of Stockholders
[•], 2016

This proxy is solicited by the Board of Directors

W H I T E P R O X Y

The stockholder(s) hereby appoint(s) ___, ___ and ___, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the share of Common Stock of YuMe, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to held at [•] on [•], 2016, at ______, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed and dated on the reverse side